Exhibit 107

Calculation of Filing Fee Tables

F-1

(Form Type)

Xiao-I Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)(3)	Fee Rate	Amount of Registration Fee(4)
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary shares, par value US$0.00005 per share, represented by ADSs	457	(o)	—	—	US$60,000,000	0.00011020	US$6,612.00
	Total Offering Amounts						US$60,000,000		US$6,612.00

(1)	American depositary shares, or ADSs, issuable upon deposit of the Class A ordinary shares registered hereby will be registered under a separate registration statement on Form F-6 (File No. 333- [●] ). Each ADS represents [ 1/3 ] ordinary share.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(3)	Includes the aggregate offering price of additional ordinary shares, represented by ADSs, which are issuable upon the exercise of the underwriters’ option to purchase additional ADSs.

(4)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.